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                                                                    EXHIBIT 10.7


                              AMENDED AND RESTATED
                               MARKETING AGREEMENT

                  THIS MARKETING AGREEMENT (the "Agreement") is made this ____ day of April, 1998 between Real Media, Inc., a Delaware corporation (the "Real Media USA"), PUBLIGroupe S.A. and Real Media S.A., a company organized under the laws of Switzerland ("Real Media CH", together with PUBLIGroupe S.A., the "European Companies").

                                   BACKGROUND

                  WHEREAS, Real Media USA and PUBLIGroupe S.A. had entered into a Marketing Agreement (the "Marketing Agreement"), Stock Purchase and Stockholders Agreement (the "Stock Purchase Agreement"), a Voting Agreement (the "Voting Agreement"), and a Non-Competition Agreement (the "Non-Competition Agreement" and collectively with the Stock Purchase Agreement and the Voting Agreement, the "Operative Agreements"), each dated as of the 3rd day of December, 1996; and

                  WHEREAS, Real Media USA will, subject to the terms and conditions set forth herein, provide advertising operating system support services to Real Media CH or its affiliates; and

                  WHEREAS, the parties hereto wish to amend and restate in entirety their entire understanding with respect to the Marketing Agreement, and the parties are willing to execute this Agreement and to be bound by the provisions thereof.

                  NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                    AGREEMENT

                  1. REPRESENTATIONS OF REAL MEDIA USA. Real Media USA represents and warrants to the European Companies that it is not a party to any confidentiality or other agreement or restriction that would restrict or interfere with its performance of this Agreement. Real Media USA further represents and warrants to the European Companies that this Agreement constitutes a valid and binding agreement enforceable according to its terms against Real Media USA.

                  2. REPRESENTATIONS OF THE EUROPEAN COMPANIES. The European Companies represent and warrant to Real Media USA that they are not parties to any confidentiality or other agreement or restriction that would restrict or interfere with its performance of this Agreement. The European Companies further represent and warrant to Real Media USA that this Agreement constitutes a valid and binding agreement enforceable according to its terms against the European Companies.
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                  3. CROSS MARKETING AGREEMENT.

                     (a) Real Media USA shall place all advertising with online content providers using the Technology (as such term is defined below) located within or specifically targeting the European Market (as such term is defined in the Non-Competition Agreement) through the European Companies. Pricing for such placements shall be upon most favorable terms.

                     (b) The European Companies shall place all advertising with online content providers using the Technology located within or specifically targeting the North American Market (as such term is defined in the Non-Competition Agreement) through Real Media USA. Pricing for such placements shall be upon most favorable terms.

                     (c) Real Media USA agrees to use its best efforts to establish the Real Media Technology (as defined below) with online content providers located within or specifically targeting the North American Market.

                     (d) The European Companies agree to use its best efforts to establish the Real Media Technology with online content providers located within or specifically targeting the European Market.

                     (e) As used herein, "Real Media Technology" means all computer software, source code and systems created, modified, or enhanced by Real Media USA relating to the development and operation of its AdStream technology and all other software, source code and systems which shall be developed during the applicable periods which relates to Online and Interactive Content Management. As used herein, "Online and Interactive Content Management" shall mean systems relating to the planning, placement and execution of advertising and advertising campaigns; systems relating to the management of editorial content on online or other interactive media; systems relating to the networking of online or other interactive media; and any other similar systems. As used herein, "Technology" shall mean Real Media Technology and any other similar technologies relating to Online and Interactive Content Management.

                     (f) Compliance with this Section 3 shall not constitute a breach or violation of the Non-Competition Agreement.

                  4. OBLIGATIONS OF REAL MEDIA USA.

                     (a) Real Media USA shall provide to the European Companies all technical back-up support reasonably required by the European Companies

                     (b) Real Media USA shall use reasonable good-faith efforts to establish and maintain an information and technology infrastructure to facilitate communications among Real Media USA and the European Companies (an "Intranet"). Once established, each


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party shall be responsible for its own costs for use of such Intranet (not to include routine maintenance, which cost shall be borne by Real Media USA).

                     (c) Real Media USA shall coordinate marketing efforts with the European Companies in Real Media USA's reasonable discretion for the purpose of developing the "Real Media" brands in the North American and European Markets.

                     (d) Real Media USA shall give the European Companies a reasonable first bid on goods and services required by Real Media USA, which Real Media USA reasonably believes may be efficiently provided by the European Companies.

                     (e) Real Media USA shall provide those additional services as the parties may determine according to subsequent joint marketing implementation agreements.

                  5. OBLIGATIONS OF THE EUROPEAN COMPANIES.

                     (a) The European Companies shall coordinate marketing efforts with Real Media USA in the reasonable discretion of the European Companies for the purpose of developing the "Real Media" brand in the North American and European Markets.

                     (b) The European Companies shall give Real Media USA a reasonable first bid on goods and services required by the European Companies which The European Companies reasonably believe may be efficiently provided by Real Media USA.

                     (c) The European Companies shall provide those additional services as the parties may determine according to subsequent joint marketing implementation agreements.

                  6. TERMINATION; RENEWAL. This Agreement shall terminate and expire on November 30, 2003, provided, however, that unless written notice is delivered to all other parties to this Agreement no later than ninety (90) days prior to the expiration date hereof, such expiration date shall be automatically extended for an additional one-year period.

                  7. REMEDIES. Real Media USA on the one hand and the European Companies on the other hand each acknowledge that its promised obligations hereunder are of a special, unique, unusual, extraordinary and intellectual character which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action at law, and that, in the event there is a breach hereof by one of the parties (the "Breaching Party"), the other party (the "Non-Breaching Party") will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Non-Breaching Party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction in the United States, either at law or in equity, to obtain damages for any breach or to obtain or enforce specific performance of the provisions or to enjoin the Breaching Party from committing any act in breach of this Agreement. The remedies granted to the Non-Breaching Party in this Agreement are cumulative and are in addition to remedies otherwise available to such Non-Breaching Party


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at law or in equity. The specific performance remedies shall not apply to breaches of Sections 4 and 5.

                  8. WAIVER OF BREACH. The waiver by a Non-Breaching Party of a breach of any provision of this Agreement by a Breaching Party shall not operate or be construed as a waiver of any other or subsequent breach by such Breaching Party of any other provision.

                  9. CONSIDERATION. Each of the parties hereto acknowledge that the benefits accruing to it as a result of the execution and delivery of the Amended and Restated Technology Transfer Agreement of even date is good, sufficient, independent and valid consideration for the covenants contained herein.

                  10. NOTICES. All notices required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

                         (i)    If to Real Media USA:

                                Real Media, Inc.
                                32 East 31st Street
                                New York, New York 10016
                                Attention: President

                                with a copy to:

                                Dechert Price & Rhoads
                                4000 Bell Atlantic Tower
                                Philadelphia, PA 19103
                                Attention: Gil C. Tily

                         (ii)   If to Real Media CH:

                                c/o PUBLIGroupe S.A.
                                Avenue des Mousquines 4, CH-1005
                                Lausanne, Switzerland

                                with a copy to:

                                Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                                New York, New York 10176
                                Attention: Joseph R. Rackman

or to any such other address as any such party may designate in a written notice served upon the other parties in the manner provided herein. All notices required or permitted hereunder shall be


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deemed duly given and received on the second business day next succeeding the date of mailing if sent by certified or registered mail.

                  11. SEVERABILITY. If any term or provision of this Agreement and the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

                  12. GOVERNING LAW. The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                  13. BINDING EFFECT AND ASSIGNABILITY. The rights and obligations of all parties hereto under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns but may not be assigned without the prior written consent of all parties hereto except that Real Media CH may assign its rights and obligations hereunder to any entity that is directly or indirectly owned 50% or more by PUBLIGroupe S.A.

                  14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement with respect to the subject matter hereof and thereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto with respect to the subject matter hereof and the Marketing Agreement as of the 3rd day of December, 1996, by and between Real Media USA, and PUBLIGroupe S.A. (previously known as Publicitas Holding, S.A.). This Agreement may only be modified by an agreement in writing executed by all parties hereto.

                  15. SUBMISSION TO JURISDICTION. Real Media CH hereby submits to the jurisdiction of the courts of New York County, New York for purposes of enforcement of this Agreement.

                  16. COUNTERPART SIGNATURES. This Agreement may be executed by the parties in any number of counterparts and each executed copy shall be an original for all purposes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement the date and year first written above.

                              REAL MEDIA, INC.


                              By:      /s/ David Morgan
                                   -------------------------------------
                                   Name:        David Morgan
                                   Title:       President


                              REAL MEDIA S.A.


                              By:      /s/ Hans Peter Rohner
                                   -------------------------------------
                                   Name:        Hans Peter Rohner 9/4/98
                                   Title:       President


                              By:      /s/ Pascal Zahner
                                   -------------------------------------
                                   Name:        Pascal Zahner
                                   Title:       Managing Director


                              PUBLIGROUPE S.A.


                              By:      /s/ Hans Peter Rohner
                                   -------------------------------------
                                   Name:        Hans Peter Rohner 9/4/98
                                   Title:       Senior Vice President


                              By:      /s/ Walter Annasohn
                                   -------------------------------------
                                   Name:        Walter Annasohn
                                   Title:       Senior Vice President


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